UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2009

TERRITORIAL BANCORP INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-155388	Being applied for
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1132 Bishop Street, Suite 2200, Honolulu, Hawaii	96813
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 946-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On May 14, 2009, Territorial Bancorp Inc. (the “Company”), Territorial Mutual Holding Company, Territorial Savings Group, Inc. and Territorial Savings Bank entered into an Agency Agreement with Keefe, Bruyette & Woods, Inc. (“KBW”), who will act as financial advisor during the Company’s stock offering and assist in the marketing of the Company’s common stock during its stock offering.

For these services, KBW will receive a management fee of $50,000 and a fee of 1.00% of the aggregate dollar amount of the common stock sold in the subscription and community offerings if the conversion is consummated, excluding shares purchased by the Company’s directors, officers and employees and members of their immediate families, the Company’s employee stock ownership plan and the Company’s tax-qualified or stock-based compensation or similar plans (except individual retirement accounts). The management fee will be credited against the fee payable upon the consummation of the conversion.

In the event that KBW sells common stock through a group of broker-dealers in a syndicated community offering, KBW will receive a management fee not to exceed 5.5% of the aggregate dollar amount of the common stock sold in the syndicated community offering. This fee will be in addition to the 1.0% success fee earned by KBW in connection with the subscription and community offerings set forth above. Of this amount, KBW will pass on to selected broker-dealers, who assist in the syndicated community offering, an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment.

The Company will also reimburse KBW for its reasonable out-of-pocket expenses associated with its marketing effort up to a maximum of $175,000, of which $125,000 will be related to the subscription and community offerings and the remaining $50,000 would be utilized in the event of a syndicated community offering. In addition, the Company will reimburse KBW for fees and expenses of its counsel not to exceed $100,000.

The shares of common stock are being offered pursuant to a Registration Statement on Form S-1 (Registration No. 333-155388) filed by the Company under the Securities Act of 1933, as amended, and a related prospectus dated May 15, 2009.

The foregoing description of the terms of the Agency Agreement is qualified in its entirety by references to the Agency Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

1.1	Agency Agreement dated May 14, 2009, by and among Territorial Bancorp Inc., Territorial Mutual Holding Company, Territorial Savings Group, Inc., Territorial Savings Bank and Keefe, Bruyette & Woods, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Territorial Bancorp Inc.

DATE: May 19, 2009	By:	/s/ Vernon Hirata
Vernon Hirata
Vice Chairman, Co-Chief Operating Officer and Secretary